UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2018

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2018 (the “Closing Date”) Ducommun Incorporated, a Delaware corporation (“Ducommun”) and certain of its subsidiaries entered into an Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, swingline lender and issuing bank, and the lender parties thereto (the “Credit Agreement”).

The Credit Agreement provides for (i) a seven year $240 million senior secured term loan facility (the “Term Loan Facility”), all of which was drawn on the Closing Date and (ii) a five year $100 million senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Facilities”), of which $16.5 million was drawn on the Closing Date. The Revolving Credit Facility includes a $25 million sublimit for the issuance of standby and commercial letters of credit and a $10 million swingline subfacility.

Ducommun used the proceeds of the borrowings made on the Closing Date under the Revolving Credit Facility to prepay all outstanding loans and accrued and unpaid interest thereon under that certain Credit Agreement, dated as of June 26, 2015, as amended on July 17, 2017 (the “Existing Credit Agreement”), among Ducommun, certain subsidiaries of Ducommun party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swingline lender and issuing bank, and the lender parties thereto, and to pay all related fees and expenses. Upon the repayment of all outstanding loans under the Existing Credit Agreement, the Existing Credit Agreement was terminated. Ducommun intends to use the proceeds of future borrowings under each of the Facilities for general corporate purposes.

Ducommun has the option to request the addition of one or more incremental term loan facilities or the increase of commitments under the Revolving Credit Facility by (i) an aggregate principal amount of up to $100 million plus (ii) such amounts as would not cause the consolidated total net adjusted leverage ratio, determined on a pro forma basis after giving effect to any such additions and increase, to exceed 3.50, which additions and increase are subject to the satisfaction of certain conditions set forth in the Credit Agreement.

The initial variable interest rate on amounts outstanding under the Revolving Credit Facility will be LIBOR plus 2.25%, subject to adjustments based on Ducommun’s leverage ratio, and the rate on amounts outstanding under the Term Loan Facility will be LIBOR plus 4.00%, amortizing 1% annually.

Ducommun’s obligations under the Credit Agreement and any hedging or cash management obligations entered into by Ducommun or any of its current and future material domestic restricted subsidiaries (the “Subsidiary Guarantors” and, together with Ducommun, the “Loan Parties”) with a lender under the Credit Agreement or an affiliate of such lender are guaranteed by Ducommun and each such Subsidiary Guarantor. Ducommun’s and the Subsidiary Guarantors’ obligations under the Credit Agreement are secured by substantially all of their assets, subject to certain customary exceptions.

Commencing with the completion and delivery of Ducommun’s audited financial statements for the fiscal year ending December 31, 2019 and continuing annually thereafter, Ducommun will be required to make certain prepayments under the Credit Facility in an amount equal to a percentage of Excess Cash Flow (as defined in the Credit Agreement). In addition, Ducommun is required to make payments of amounts outstanding under the Credit Agreement (without payment of a premium or penalty) with (i) 100% of the net cash proceeds received from certain non-ordinary course asset sales and dispositions, subject to certain reinvestment rights and repatriation issues, (ii) 100% of the net cash proceeds received from certain extraordinary proceeds received by Ducommun or any of its restricted subsidiaries in excess of agreed upon thresholds, subject to certain reinvestment rights and repatriation issues and (iii) 100% of the net cash proceeds received by Ducommun or any of its restricted subsidiaries from the issuance of any indebtedness (other than indebtedness permitted to be incurred under the Credit Agreement). The loans under the Term Loan Facility will amortize in quarterly installments, equal to 1.00% per annum of the original aggregate principal amount thereof during the first six years, with the remaining balance payable on November 21, 2025. The loans under the Revolving Credit Facility are due on November 21, 2023.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and the restricted subsidiaries of Ducommun, including, without limitation, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, restricted payments and prepayment of junior indebtedness. The Credit Agreement contains financial covenants that require the Loan Parties and restricted subsidiaries of Ducommun to not exceed a maximum consolidated total net adjusted leverage ratio initially set at 4.75, which, at Ducommun’s option, may increase to 5.0 for certain permitted acquisitions.

The Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, certain events under ERISA, material judgments and change of control. If an event of default occurs and is not cured within any applicable grace period or is not waived, the administrative agent and the lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder and termination of commitments under the Facilities.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, Ducommun terminated the Existing Credit Agreement. In connection with such termination, Ducommun repaid all outstanding loans and unpaid interest accrued thereon under the Existing Credit Agreement through the date of termination.

For more information regarding the Existing Credit Agreement, see note 9 of the audited consolidated financial statements for Ducommun and its subsidiaries for the fiscal year ended December 31, 2015 included in the Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2016, which is incorporated in this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 8.01	Other Events

In connection with the entry into the Credit Agreement, Ducommun issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, as Borrower, the subsidiaries of the Borrower party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer, and the lenders party thereto.

99.1	Ducommun Incorporated press release issued on November 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: November 26, 2018	By:	/s/ Douglas L. Groves
Douglas L. Groves
Vice President, Chief Financial Officer and Treasurer